NEWS

Yum! Brands Reports Third-Quarter Results
KFC Unit Growth of 7%; Yum! Completes Pizza Hut Divestiture;
Returns $1.8 Billion to Shareholders Through Dividends and Share Repurchases Year-to-Date;
Taco Bell U.S. Outpaces the QSR Industry Since End of September

Louisville, KY (November 3, 2026) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 30, 2026. Third-quarter GAAP EPS was $5.92 and third-quarter EPS excluding Special Items was $1.56.

CHRIS TURNER COMMENTS
Chris Turner, CEO, said “Yum! has entered its next chapter of growth, having completed the divestiture of Pizza Hut, with a sharper focus on our Raise the B.A.R. priorities. In support of those priorities, KFC delivered record Q3 global gross unit development and continues to scale its new global strategy reflecting the brand’s ambition of being the most modern chicken QSR. I’m also very pleased that, since the end of September, Taco Bell U.S. has been outpacing the QSR industry on same-store sales growth. Taco Bell will continue building on this momentum, with differentiated value and innovation that resonate across all consumer groups. With iconic brands, unmatched global scale and significant development white space, we remain confident in our ability to deliver consistent earnings growth and create long-term shareholder value.”

STRATEGIC ANNOUNCEMENTS
•On August 7th and September 1st, Yum! completed the sales of the Pizza Hut brand in mainland China to Yum China and Pizza Hut excluding mainland China to LongRange Capital, respectively.

PERFORMANCE METRICS EXCLUDING PIZZA HUT
•Unit count increased 7% including 955 gross new units in the quarter.
•Digital system sales over $9 billion, with digital mix reaching 64%.

Performance Metrics	Third-Quarter % Change
	System Sales Ex F/X	Same-Store Sales	Units
KFC Division	+6	+1	+7
Taco Bell Division	(2)	(4)	+3
Worldwide	3	Even	+7
OPERATING RESULTS
•2026 results presented below include the results of Pizza Hut prior to the sale dates referenced above. 2025 results include the results of Pizza Hut for the entirety of the periods presented below.
•Excluding the results of Pizza Hut from both 2026 and 2025, Core Operating Profit grew 1% for the quarter and 6% for the year to date.
•2026 GAAP Operating Profit figures presented below reflect a pre-tax gain of approximately $1.7 billion related to the sales of Pizza Hut.
•Foreign currency translation favorably impacted Divisional Operating Profit by $7 million and $48 million in the quarter and year to date, respectively.

Reported Results	Third-Quarter % Change		Year-to-Date % Change
	GAAP Operating Profit	Core Operating Profit[1]	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+9	+8	+13	+8
Taco Bell Division	(5)	(4)	+10	+10
Pizza Hut Division	(41)	(41)	(23)	(24)
Worldwide	+248	(4)	+97	+2

	Third-Quarter			Year-to-Date
	2026	2025	% Change	2026	2025	% Change
GAAP EPS	$5.92	$1.41	+319	$10.51	$3.64	+188
Less Special Items EPS[1]	$4.36	$(0.16)	NM	$5.83	$(0.67)	NM
EPS Excluding Special Items	$1.56	$1.58	(1)	$4.68	$4.32	+8
1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.
Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	35,421	32,951	+7	N/A	35,421	32,951	+7	N/A
System Sales ($MM)	10,046	9,340	+8	+6	28,941	26,401	+10	+6
Same-Store Sales Growth (%)	+1	+3	NM	NM	+2	+2	NM	NM
Franchise and Property Revenues ($MM)	497	459	+8	+7	1,435	1,303	+10	+7
Operating Profit ($MM)	425	388	+9	+8	1,217	1,082	+13	+8
Operating Margin (%)	44.8	44.1	+0.7	+0.6	44.3	43.3	+1.0	+1.0

•KFC Division opened 878 gross new restaurants across 66 countries.
•Company-owned restaurant margins were 12.3%, down 140 basis points year-over-year, primarily driven by the 15 lower margin stores being tested under the Saucy brand in 2026.
•Foreign currency translation favorably impacted operating profit by $7 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
China	26%	+3	+5
Europe	13%	+2	+1
United States	12%	(6)	(3)
Asia	12%	+12	+11
Latin America	8%	+11	+11
Australia	7%	+5	+4
United Kingdom	7%	+7	+8
Middle East / Turkey / North Africa	6%	+25	+21
Africa	5%	+8	+7
Canada	2%	Even	(1)
India	2%	+20	+17
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2025.

TACO BELL DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	9,102	8,816	+3	N/A	9,102	8,816	+3	N/A
System Sales ($MM)	4,292	4,368	(2)	(2)	13,363	12,623	+6	+6
Same-Store Sales Growth (%)	(4)	+7	NM	NM	+4	+7	NM	NM
Franchise and Property Revenues ($MM)	245	254	(3)	(3)	767	735	+4	+4
Operating Profit ($MM)	255	267	(5)	(4)	846	770	+10	+10
Operating Margin (%)	33.1	36.6	(3.5)	(3.5)	35.0	36.7	(1.7)	(1.7)

•Taco Bell Division opened 73 gross new restaurants across 16 countries.
•Taco Bell U.S. system sales declined 3% and same-store sales declined 4%. U.S. company-owned restaurant margins were 20.5%.
•Taco Bell International system sales excluding foreign currency translation grew 14% and same-store sales grew 5%.

HABIT BURGER & GRILL DIVISION

•Habit Burger & Grill Division opened 4 gross new restaurants.
•Habit Burger & Grill Division system sales grew 3% and same-store sales were flat.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.

LONG-TERM GROWTH ALGORITHM
•The Company targets the following long-term financial performance metrics, first announced in 2022, that it believes it can achieve over an extended period of time, on average:
•5% Unit Growth
•7% System Sales Growth, excluding F/X; and
•At least 8% Core Operating Profit Growth1

1At this time, we are unable to forecast any Special Items or any impact from changes in F/X rates, and therefore cannot provide an estimate of Operating Profit Growth on a GAAP basis.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time November 3, 2026. The number is 833/461-5787 for North America callers and +1/585-542-9983 for international callers, conference ID 304548872.

The call will be available for playback beginning at 10:00 a.m. Eastern Time November 3, 2026 through November 10, 2026. To access the playback, dial +1/833-309-1852, conference ID 304548872.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2026 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns, including the impact of the July 2026 cyclospora outbreak; the impact of such outbreak on sales and pace of recovery; adverse impacts of public health conditions or other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; the possibility that we may not be able to realize the anticipated benefits of the sale of the Pizza Hut business; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including the expansion or threatened expansion of restrictive trade policies or anti-American sentiment; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy, data protection and emerging technology legal requirements; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce and delivery platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel or failure to successfully transition senior management, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or non-compliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and interest rate conditions; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands is a leading restaurant company that grows iconic brands globally, powered by world-class talent, franchise partners and technology. Yum! subsidiaries or franchisees operate more than 44,000 KFC, Taco Bell and/or Habit Burger & Grill restaurants across 150-plus countries and territories.

KFC and Taco Bell are global leaders in their respective categories, while Habit Burger & Grill is a fast-casual concept known for made-to-order chargrilled burgers, sandwiches and more. Guided by its Recipe for Good Growth and Raising the B.A.R. priorities, Yum! brings together its global brands, franchise system, scale and leading digital and technology capabilities to drive growth and create long-term value. Together, these strengths help Yum! build the world’s most loved, trusted and connected restaurant brands.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Lori Eberenz, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/26	9/30/25	B/(W)	9/30/26	9/30/25	B/(W)
Revenues
Company sales	$784	$697	13	$2,406	$1,974	22
Franchise and property revenues	854	857	—	2,605	2,476	5
Franchise contributions for advertising and other services	415	426	(3)	1,271	1,249	2
Total revenues	2,054	1,979	4	6,282	5,699	10

Costs and Expenses, Net
Company restaurant expenses	679	587	(16)	2,057	1,668	(23)
General and administrative expenses	305	282	(8)	950	885	(7)
Franchise and property expenses	51	35	(48)	136	107	(27)
Franchise advertising and other services expense	413	427	3	1,276	1,251	(2)
Refranchising (gain) loss	(22)	(17)	29	(24)	(33)	(27)
Other (income) expense	(7)	(1)	NM	(46)	(15)	NM
Total costs and expenses, net	1,419	1,313	(8)	4,349	3,863	(13)

Gain on Pizza Hut divestitures	1,683	—	N/A	1,683	—	N/A

Operating Profit	2,317	666	248	3,616	1,836	97
Investment (income) expense, net	—	—	NM	(6)	(1)	NM
Other pension (income) expense	2	1	(121)	2	—	(563)
Interest expense, net	120	124	4	377	368	(3)
Income before income taxes	2,195	541	306	3,243	1,470	121
Income tax provision	572	144	(296)	335	446	25
Net Income	$1,623	$397	309	$2,908	$1,024	184

Basic EPS
EPS	$5.96	$1.42	318	$10.58	$3.67	188
Average shares outstanding	272	278	2	275	279	1

Diluted EPS
EPS	$5.92	$1.41	319	$10.51	$3.64	188
Average shares outstanding	274	281	2	277	281	2

Dividends declared per common share	$0.75	$0.71		$2.25	$2.13

See accompanying notes.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/26	9/30/25	B/(W)	9/30/26	9/30/25	B/(W)

Company sales	$274	$259	6	$804	$721	12
Franchise and property revenues	497	459	8	1,435	1,303	10
Franchise contributions for advertising and other services	177	161	9	511	478	7
Total revenues	948	879	8	2,750	2,501	10

Company restaurant expenses	240	224	(7)	711	635	(12)
General and administrative expenses	90	92	2	264	261	(1)
Franchise and property expenses	21	15	(39)	57	51	(12)
Franchise advertising and other services expense	174	160	(8)	503	472	(7)
Other (income) expense	(2)	—	NM	(4)	1	NM
Total costs and expenses, net	523	491	(6)	1,533	1,419	(8)
Operating Profit	$425	$388	9	$1,217	$1,082	13

Company restaurant margin %[1]	12.3%	13.7%	(1.4) ppts.	11.6%	11.9%	(0.3) ppts.

Operating margin	44.8%	44.1%	0.7 ppts.	44.3%	43.3%	1.0 ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/26	9/30/25	B/(W)	9/30/26	9/30/25	B/(W)

Company sales	$354	$298	19	$1,122	$848	32
Franchise and property revenues	245	254	(3)	767	735	4
Franchise contributions for advertising and other services	171	178	(4)	530	514	3
Total revenues	770	730	5	2,420	2,098	15

Company restaurant expenses	283	227	(24)	860	649	(33)
General and administrative expenses	52	50	(4)	158	148	(7)
Franchise and property expenses	11	8	(39)	27	22	(23)
Franchise advertising and other services expense	169	177	5	529	510	(4)
Other (income) expense	—	—	NM	—	—	NM
Total costs and expenses, net	515	463	(11)	1,574	1,328	(19)
Operating Profit	$255	$267	(5)	$846	$770	10

Company restaurant margin %[1]	20.2%	23.7%	(3.5) ppts.	23.4%	23.5%	(0.1) ppts.

Operating margin	33.1%	36.6%	(3.5) ppts.	35.0%	36.7%	(1.7) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/26	9/30/25	B/(W)	9/30/26	9/30/25	B/(W)

Company sales	$26	$9	177	$89	$20	350
Franchise and property revenues	109	146	(25)	394	436	(10)
Franchise contributions for advertising and other services	67	85	(21)	226	255	(11)
Total revenues	202	240	(16)	709	710	—

Company restaurant expenses	24	10	(126)	85	21	(297)
General and administrative expenses	43	50	14	159	159	—
Franchise and property expenses	18	11	(72)	49	32	(53)
Franchise advertising and other services expense	69	89	22	240	268	10
Other (income) expense	(2)	(4)	NM	(8)	(9)	NM
Total costs and expenses, net	152	156	3	524	471	(11)
Operating Profit	$50	$84	(41)	$184	$239	(23)

Company restaurant margin %[1]	8.4%	(12.2)%	20.6 ppts.	3.9%	(9.2)%	13.1 ppts.

Operating margin	24.7%	35.1%	(10.4) ppts.	26.0%	33.6%	(7.6) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	9/30/26	12/31/25
ASSETS
Current Assets
Cash and cash equivalents	$2,108	$709
Accounts and notes receivable, less allowance: $54 in 2026 and $60 in 2025	639	841
Prepaid expenses and other current assets	558	490
Total Current Assets	3,305	2,040

Property, plant and equipment, net of accumulated depreciation of $1,531 in 2026
and $1,485 in 2025	1,638	1,605
Goodwill	718	969
Intangible assets, net	803	909
Other assets	1,620	1,708
Deferred income taxes	685	965
Total Assets	$8,769	$8,197

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,271	$1,433
Income taxes payable	20	46
Short-term borrowings	2,141	38
Total Current Liabilities	3,431	1,516

Long-term debt	9,459	11,872
Other liabilities and deferred credits	2,043	2,133
Total Liabilities	14,933	15,521

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 269 shares issued in 2026 and 277 shares issued in 2025	—	—
Accumulated deficit	(5,924)	(7,014)
Accumulated other comprehensive loss	(241)	(311)
Total Shareholders' Deficit	(6,165)	(7,325)
Total Liabilities and Shareholders' Deficit	$8,769	$8,197
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/26	9/30/25
Cash Flows - Operating Activities
Net Income	$2,908	$1,024
Depreciation and amortization	177	139
Refranchising (gain) loss	(24)	(33)
Gain on Pizza Hut divestitures	(1,683)	—
Deferred income taxes	62	175
Share-based compensation expense	51	54
Changes in accounts and notes receivable	18	51
Changes in prepaid expenses and other current assets	(52)	(8)
Changes in accounts payable and other current liabilities	(6)	(42)
Changes in income taxes payable	(44)	(31)
Other, net	(9)	64
Net Cash Provided by Operating Activities	1,398	1,393

Cash Flows - Investing Activities
Capital spending	(262)	(236)
Acquisition of franchise restaurants	(5)	(100)
Proceeds from refranchising of restaurants	32	53
Maturities (purchases) of Short-term investments, net	—	91
Proceeds from Pizza Hut divestitures	2,380	—
Other, net	10	(16)
Net Cash Provided by (Used in) Investing Activities	2,155	(208)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	1,493
Repayments of long-term debt	(27)	(957)
Revolving credit facilities, three months or less, net	(300)	(350)
Repurchase shares of Common Stock	(1,202)	(374)
Dividends paid on Common Stock	(616)	(592)
Other, net	(35)	(42)
Net Cash Used in Financing Activities	(2,180)	(822)
Effect of Exchange Rate on Cash and Cash Equivalents	3	29
Net Increase in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	1,376	393
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	923	807
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$2,299	$1,200

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Net Income, excluding Special Items;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (f) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Further, while we generally include depreciation and amortization of restaurant-level assets within Divisional Company restaurant expenses used to derive Divisional Company restaurant profit, we record amortization of reacquired franchise rights arising from acquisition accounting within Corporate and Unallocated Company restaurant expenses as such amortization is not believed to be indicative of ongoing Divisional results as well as to enhance the comparability of acquired stores' margins with those of existing restaurants. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/26	9/30/25	9/30/26	9/30/25
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$2,317	$666	$3,616	$1,836
Detail of Special Items:
Charges associated with Pizza Hut Strategic Options Review (a)	26	8	107	8
Gain on Pizza Hut divestitures(b)	(1,683)	—	(1,683)	—
Charges associated with Brand HQ Consolidation (c)	—	3	1	20
Charges associated with Resource Optimization	—	5	—	37
Income from Litigation Settlement(d)	—	—	(44)	—
German acquisition and Turkey termination-related costs(e)	—	1	—	8
Special Items (Income) Expense - Operating Profit	(1,656)	18	(1,618)	73
Positive Foreign Currency Impact on Division Operating Profit	(7)	N/A	(48)	N/A
Core Operating Profit	$654	$684	$1,950	$1,909

Special Items as shown above were recorded to the financial statement line items identified below.

	Quarter ended		Year to date
	9/30/26	9/30/25	9/30/26	9/30/25
Condensed Consolidated Summary of Results Line Item
Decrease in Franchise and property revenues	$—	$4	$—	$5
Increase in General and administrative expenses	26	14	109	71
Increase in Gain on Pizza Hut divestitures	(1,683)	—	(1,683)	—
Increase in Other income	—	—	(44)	(3)
Special Items (Income) Expense - Operating Profit	$(1,656)	$18	$(1,618)	$73

KFC Division
GAAP Operating Profit	$425	$388	$1,217	$1,082
Negative (Positive) Foreign Currency Impact	(7)	N/A	(44)	N/A
Core Operating Profit	$418	$388	$1,174	$1,082

Taco Bell Division
GAAP Operating Profit	$255	$267	$846	$770
Negative (Positive) Foreign Currency Impact	—	N/A	(1)	N/A
Core Operating Profit	$255	$267	$846	$770

Pizza Hut Division
GAAP Operating Profit	$50	$84	$184	$239
Negative (Positive) Foreign Currency Impact	—	N/A	(4)	N/A
Core Operating Profit	$50	$84	$181	$239

Habit Burger & Grill Division
GAAP Operating Profit (Loss)	$(1)	$(2)	$(12)	$—
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit (Loss)	$(1)	$(2)	$(12)	$—

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$1,623	$397	$2,908	$1,024
Special Items (Income) Expense - Operating Profit	(1,656)	18	(1,618)	73
Special Items Expense - Other pension (income) expense(b)	2	—	2	—
Special Items Tax Expense(f)	459	28	2	116
Net Income excluding Special Items	$427	$442	$1,294	$1,214

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$5.92	$1.41	$10.51	$3.64
Less Special Items Diluted EPS	4.36	(0.16)	5.83	(0.67)
Diluted EPS excluding Special Items	$1.56	$1.58	$4.68	$4.32

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	26.1%	26.7%	10.3%	30.3%
Impact on Tax Rate as a result of Special Items	5.2%	5.9%	(10.2)%	8.9%
Effective Tax Rate excluding Special Items	20.9%	20.8%	20.5%	21.4%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 9/30/2026
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$425	$255	$50	$(1)	$1,589	$2,317
Less:
Franchise and property revenues	497	245	109	3	—	854
Franchise contributions for advertising and other services	177	171	67	1	—	415
Gain on Pizza Hut divestitures	—	—	—	—	1,683	1,683
Add:
General and administrative expenses	90	52	43	12	108	305
Franchise and property expenses	21	11	18	1	—	51
Franchise advertising and other services expense	174	169	69	1	—	413
Refranchising (gain) loss	—	—	—	—	(22)	(22)
Other (income) expense	(2)	—	(2)	—	(3)	(7)
Company restaurant profit (loss)	$34	$72	$2	$9	$(11)	$105
Company sales	$274	$354	$26	$130	$—	$784
Company restaurant margin %	12.3%	20.2%	8.4%	6.6%	N/A	13.4%

	Quarter ended 9/30/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$388	$267	$84	$(2)	$(71)	$666
Less:
Franchise and property revenues	459	254	146	3	(4)	857
Franchise contributions for advertising and other services	161	178	85	1	—	426
Add:
General and administrative expenses	92	50	50	13	77	282
Franchise and property expenses	15	8	11	1	—	35
Franchise advertising and other services expense	160	177	89	1	—	427
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	—	—	(4)	—	3	(1)
Company restaurant profit (loss)	$36	$71	$(1)	$9	$(4)	$110
Company sales	$259	$298	$9	$130	$—	$697
Company restaurant margin %	13.7%	23.7%	(12.2)%	7.0%	N/A	15.8%

	Year to Date 9/30/2026
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,217	$846	$184	$(12)	$1,380	$3,616
Less:
Franchise and property revenues	1,435	767	394	9	—	2,605
Franchise contributions for advertising and other services	511	530	226	3	—	1,271
Gain on Pizza Hut divestitures	—	—	—	—	1,683	1,683
Add:
General and administrative expenses	264	158	159	37	332	950
Franchise and property expenses	57	27	49	3	—	136
Franchise advertising and other services expense	503	529	240	3	—	1,276
Refranchising (gain) loss	—	—	—	—	(24)	(24)
Other (income) expense	(4)	—	(8)	8	(42)	(46)
Company restaurant profit (loss)	$93	$262	$3	$26	$(36)	$349
Company sales	$804	$1,122	$89	$390	$—	$2,406
Company restaurant margin %	11.6%	23.4%	3.9%	6.8%	N/A	14.5%

	Year to Date 9/30/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,082	$770	$239	$—	$(254)	$1,836
Less:
Franchise and property revenues	1,303	735	436	8	(5)	2,476
Franchise contributions for advertising and other services	478	514	255	2	—	1,249
Add:
General and administrative expenses	261	148	159	39	279	885
Franchise and property expenses	51	22	32	3	—	107
Franchise advertising and other services expense	472	510	268	2	—	1,251
Refranchising (gain) loss	—	—	—	—	(33)	(33)
Other (income) expense	1	—	(9)	1	(8)	(15)
Company restaurant profit (loss)	$85	$199	$(2)	$34	$(11)	$306
Company sales	$721	$848	$20	$385	$—	$1,974
Company restaurant margin %	11.9%	23.5%	(9.2)%	8.7%	N/A	15.5%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 9/30/2026	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$948	$770	$202	$134	$—	$2,054

Company restaurant expenses	240	283	24	122	11	679
General and administrative expenses	90	52	43	12	108	305
Franchise and property expenses	21	11	18	1	—	51
Franchise advertising and other services expense	174	169	69	1	—	413
Refranchising (gain) loss	—	—	—	—	(22)	(22)
Other (income) expense	(2)	—	(2)	—	(3)	(7)
Total costs and expenses, net	523	515	152	135	94	1,419
Gain on Pizza Hut divestitures	—	—	—	—	1,683	1,683
Operating Profit (Loss)	$425	$255	$50	$(1)	$1,589	$2,317

Quarter ended 9/30/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$879	$730	$240	$134	$(4)	$1,979

Company restaurant expenses	224	227	10	121	4	587
General and administrative expenses	92	50	50	13	77	282
Franchise and property expenses	15	8	11	1	—	35
Franchise advertising and other services expense	160	177	89	1	—	427
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	—	—	(4)	—	3	(1)
Total costs and expenses, net	491	463	156	136	67	1,313
Operating Profit (Loss)	$388	$267	$84	$(2)	$(71)	$666

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/2026	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,750	$2,420	$709	$403	$—	$6,282

Company restaurant expenses	711	860	85	364	36	2,057
General and administrative expenses	264	158	159	37	332	950
Franchise and property expenses	57	27	49	3	—	136
Franchise advertising and other services expense	503	529	240	3	—	1,276
Refranchising (gain) loss	—	—	—	—	(24)	(24)
Other (income) expense	(4)	—	(8)	8	(42)	(46)
Total costs and expenses, net	1,533	1,574	524	415	303	4,349
Gain on Pizza Hut divestitures	—	—	—	—	1,683	1,683
Operating Profit (Loss)	$1,217	$846	$184	$(12)	$1,380	$3,616

Year to Date 9/30/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,501	$2,098	$710	$395	$(5)	$5,699

Company restaurant expenses	635	649	21	352	11	1,668
General and administrative expenses	261	148	159	39	279	885
Franchise and property expenses	51	22	32	3	—	107
Franchise advertising and other services expense	472	510	268	2	—	1,251
Refranchising (gain) loss	—	—	—	—	(33)	(33)
Other (income) expense	1	—	(9)	1	(8)	(15)
Total costs and expenses, net	1,419	1,328	471	396	249	3,863
Operating Profit (Loss)	$1,082	$770	$239	$—	$(254)	$1,836

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended September 30, 2026 and 2025 are preliminary.

Amounts presented in the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows (the "Financial Statements") and in the tabular presentations in these Notes are rounded to the nearest underlying whole number in millions in all instances. As a result, some totals and percentages may not recompute based on rounded figures as presented within the Financial Statements and these Notes.

As of September 1, 2026, the Company determined it has three reportable segments on a prospective basis as a result of the sale of the Pizza Hut business. The Company has included the results of our divested segment, Pizza Hut Division, through the sale dates in the financial statements and tables for comparability purposes.

Certain General and administrative expenses allocations between KFC Division and Corporate and Unallocated for the prior periods have been restated to be comparable with the allocations for the quarter and year to date ended September 30, 2026.

(a)In 2025, we began a review of strategic options for the Pizza Hut brand which culminated in the quarter ended September 30, 2026 with two separate transactions for the sale of the brand. We recorded charges of $26 million and $107 million during the quarter and year to date ended September 30, 2026, respectively, and charges of $4 million in both the quarter and year to date ended September 30, 2025, to Corporate and unallocated General and administrative expenses, which primarily included third-party advising costs associated with this strategic options review. Additionally in 2025, we wrote off approximately $4 million of franchise incentive assets associated with rationalizing the Pizza Hut estate in preparation for a potential transaction. Given the significance of the costs incurred through the course of this strategic options review, we have reflected such amounts as Special Items.

(b)During the quarter ended September 30, 2026, we completed the divestiture of the Pizza Hut brand in two transactions. On August 7, 2026, we completed the sale of Pizza Hut in mainland China to Yum China Holdings, Inc. for $1.2 billion in proceeds. On September 1, 2026, we completed the sale of Pizza Hut excluding mainland China to LongRange Capital, a private equity firm, for $1.2 billion of net proceeds. The Pizza Hut divestitures resulted in a pre-tax gain of $1.7 billion, which represented the amount of net consideration received over the carrying value of the net assets and was recorded to Gain on Pizza Hut divestitures in the quarter ended September 30, 2026. Additionally, we incurred charges of $2 million within Other Pension (income) expense associated with an option for certain Pizza Hut employees to voluntarily elect an early payout of their pension benefits in connection with the sales. Due to the nature and size of the divestitures, we have reflected such amounts as Special Items.

(c)In 2025, we decided to designate two brand headquarters in the U.S., located in Plano, Texas and Irvine, California, to foster greater collaboration among brands and employees. This involved relocating the KFC U.S. corporate office to the KFC Global headquarters and requiring the majority of our U.S.-based remote employees to relocate to an appropriate headquarter office. We also decided to relocate our YUM Corporate headquarters to a new space in Louisville, Kentucky and accordingly, donated our existing space. Costs incurred to date primarily include severance for the employees who chose not to relocate and consultant fees. As a result of these decisions, we recorded charges of approximately $3 million during the quarter ended September 30, 2025, and approximately $1 million and $20 million for the years to date ended September 30, 2026 and 2025, respectively to Corporate and unallocated General and administrative expenses. Due to their scope and size, these charges have been reflected as Special Items.

(d)During the quarter ended March 31, 2026, we received approximately $44 million, net of legal expenses, related to a credit card interchange fee litigation settlement in which we were a plaintiff. This settlement was recorded to Unallocated Other (income) expense. Due to the nature and size of the settlement, including the years to which the litigation related, it has been reflected as a Special Item within Other income.

(e)On January 8, 2025, we terminated our franchise agreements with franchisee IS Gida A.S. (IS Gida), the owner and operator of KFC and Pizza Hut restaurants in Turkey and a subsidiary of IS Holding A.S. (IS Holding), after failure by IS Gida to meet our standards. As a result, 283 KFC restaurants and 254 Pizza Hut restaurants in Turkey were closed during the first quarter of 2025. We also re-acquired the master franchise rights in Germany for KFC and Pizza Hut from the owner of IS Holding in December 2024. We recorded charges of $1 million and $8 million during the quarter and year to date ended September 30, 2025, respectively, to Corporate and unallocated General and administrative expenses consisting primarily of severance costs associated with re-acquiring the master franchise rights in Germany. Consistent with prior charges related to the matter, these charges have been reflected as Special Items.

(f)The below table includes the detail of Special Items Tax (Benefit) Expense:

	Quarter ended		Year to date
	9/30/26	9/30/25	9/30/26	9/30/25
Tax (Benefit) on Special Items Expense - Operating Profit	$(7)	$(4)	$(16)	$(18)
Tax Expense - Income tax impacts from Gain on Pizza Hut divestitures	466	—	107	—
Tax (Benefit) - Intra-entity transfers and valuations of intellectual property	—	—	(101)	—
Tax Expense - U.S. OBBBA	—	76	—	76
Tax (Benefit) - Tax audit	—	(47)	—	(47)
Tax Expense - Other Income tax impacts recorded as Special	—	—	13	—
Tax Expense - Foreign tax reserve	—	3	—	105
Special Items Tax Expense	$459	$28	$2	$116

Tax (Benefit) on Special Items Expense - Operating Profit was determined by assessing the tax impact of each individual component within Special Items, other than the income tax impacts from Gain on Pizza Hut divestitures which is shown separately, based upon the nature of the item and jurisdictional tax law.

Tax Expense - Income tax impacts from Gain on Pizza Hut divestitures in the quarter ended September 30, 2026, reflects $466 million of tax expense recorded upon the sales of the Pizza Hut business. The year to date ended September 30, 2026 also reflects a $359 million net deferred tax benefit, reflecting the recognition of certain tax basis in entities expected to be sold with the Pizza Hut business upon entering into definitive agreements during the quarter ended June 30, 2026.

Tax (Benefit) - Intra-entity transfers and valuations of intellectual property in the year to date ended September 30, 2026, reflects tax benefits of $113 million resulting from an internal reorganization to consolidate our Pizza Hut legal entities and assets into two isolated ownership structures by aligning the legal ownership, simplifying the organizational footprint and consolidating the Pizza Hut domestic and international businesses. As part of this reorganization, certain Pizza Hut intellectual property ("IP") rights from subsidiaries in the U.S. were transferred to international subsidiaries resulting in a step-up in amortizable tax basis of those IP rights. This reorganization began in the fourth quarter of 2025 in connection with our Pizza Hut strategic options review.

Additionally, Tax (Benefit) - Intra-entity transfers and valuations of intellectual property in the year to date ended September 30, 2026, includes $12 million of tax expense representing an adjustment to the valuation allowance on tax credits previously granted by local Swiss tax authorities in connection with transferred IP rights in Switzerland. Previously recorded impacts associated with this IP transfer were recorded as Special Items.

Tax Expense - U.S. OBBBA in the quarter and year to date ended September 30, 2025, reflects the tax expense recorded upon the July 4, 2025, enactment of H.R.1, commonly known as the One Big Beautiful Bill Act (“OBBBA”) in the United States. The tax expense was primarily associated with a change in management's judgment regarding our ability to utilize U.S. foreign tax credit related deferred tax assets that existed at the date of enactment and has been reflected as a Special Item due to the size of the non-recurring adjustment necessary upon enactment of the legislation.

Tax (Benefit) - Tax audit in the quarter and year to date ended September 30, 2025, reflects the benefit associated with the reversal of a reserve due to a favorable audit resolution. Such reserve was established in prior years and was originally recorded as a Special Item.

Tax Expense - Other Income tax impacts recorded as Special in the year to date ended September 30, 2026, includes a $13 million adjustment to tax expense associated with our decision to exit Russia. Consistent with previously recorded impacts associated with our decision to exit Russia, this adjustment was recorded as a Special Item.

Tax Expense - Foreign tax reserve in the quarter and year to date ended September 30, 2025, is associated with a reserve, and the related ongoing foreign exchange and inflationary adjustments, associated with a change in management's judgment around a Mexican subsidiary's ability to utilize losses to offset recapture gains triggered by a historical tax deconsolidation in Mexico. This expense was reflected as a Special Item due to its size and the time elapsed since the years to which the reserve relates.